UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

RxElite, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 4, 2008, the Registrant, RxElite, Inc. (“RxElite”), entered into an Employment Agreement (the “Employment Agreement”) with Dr. Arie L. Gutman, engaging Dr. Gutman to serve as the President of RxElite’s wholly owned subsidiary, RxElite Israel Ltd., a company organized under the laws of the State of Israel (“Purchaser”).

The initial term of the Employment Agreement is three years and may be extended by the mutual agreement of both RxElite and Dr. Gutman. Pursuant to the Employment Agreement, Dr. Gutman is to receive an annual base salary of $190,000, which may be increased annually as determined by the Board of Directors of RxElite (the “Board”). Dr. Gutman will be entitled to receive a bonus of up to thirty percent (30%) of his base salary, to be determined by the Board in its sole discretion. Dr. Gutman is eligible for grants of options, restricted stock and/or other awards under the RxElite, Inc. 2007 Incentive Stock Plan, however the Board has not yet taken any action regarding any such grants. The Employment Agreement provides that any such option grants shall immediately vest if Dr. Gutman’s employment is terminated by RxElite without cause or upon the occurrence of a Change of Control (as defined in the Employment Agreement) of RxElite.

RxElite may terminate Dr. Gutman’s employment for Cause (as defined in the Employment Agreement) 30 days after RxElite notifies Dr. Gutman of the Cause, provided that such Cause has not been remedied during such 30 days period. RxElite may also terminate Dr. Gutman’s employment without cause at any time upon 30 days prior written notice. If Dr. Gutman’s employment is terminated without cause, then (i) any unvested stock options held by Dr. Gutman shall immediately vest, (ii) RxElite will be obligated to continue to pay Dr. Gutman his then current annual base salary for a period of twelve (12) months, and (iii) RxElite shall reimburse Dr. Gutman for the costs of obtaining benefits comparable to those that he received while employed by RxElite, until twelve (12) months following his termination or, if sooner, until such time as Dr. Gutman obtains other employment that provides comparable benefits. Dr. Gutman may voluntarily terminate his employment under the Employment Agreement upon 270 days prior written notice to RxElite, if such termination occurs during the initial three year term, or upon 60 days notice, if such termination occurs thereafter. Upon RxElite’s receipt of any such notice of voluntary termination by Dr. Gutman, RxElite may accelerate the resignation to an earlier date. Under the Employment Agreement, Dr. Gutman is prohibited from competing with RxElite and Purchaser during the term of employment and for one year after any termination of his employment.

The foregoing summary is not a complete description of the terms of the Employment Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 10.3.

The information set forth in Items 2.01 and 3.02 of this Current Report on Form 8-K relating to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 4, 2008, Purchaser acquired all of the business and assets of FineTech Laboratories, Ltd., a company organized under the laws of the State of Israel (“FineTech”), other than certain specifically excluded assets, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated as of January 4, 2008, for an aggregate purchase price of $6,200,000. Pursuant to the Purchaser Agreement, FineTech agreed to provide termination notice to all of its employees and Purchaser agreed simultaneously to present all such employees an offer to become the employees of Purchaser, under terms similar to those applicable to their employment by FineTech.

The foregoing summary is not a complete description of the terms of the transactions described in this Item 2.01, and reference is made to the complete text of the Purchase Agreement, attached hereto as Exhibit 2.1.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Purchase Agreement, RxElite entered into an Assignment & Non-Competition Agreement, dated as of January 4, 2008 (the “Gutman Agreement”), with Dr. Arie Gutman, an Israeli citizen and the sole owner of FineTech. Pursuant to the Gutman Agreement, Dr. Gutman agreed not to engage in certain activities that would be competitive with the business of RxElite or Purchaser. The Gutman Agreement also provided for the assignment from Dr. Gutman to RxElite of certain royalty rights that FineTech had granted Dr. Gutman. In consideration for Dr. Gutman’s non-competition undertaking and assignment of royalty rights, the Gutman Agreement provided that RxElite issue to Dr. Gutman 18,632,383 unregistered shares (the “Gutman Shares”) of common stock of RxElite, par value $0.001 per share, which were valued by the parties at $21,054,592 in the aggregate (or $1.13 per share). The issuance of the Gutman Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and such securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

The Gutman Agreement further provided that Dr. Gutman shall not transfer any of the Gutman Shares until January 4, 2010, except to a Permitted Transferee (as defined in the Gutman Agreement). In addition, the Gutman Agreement provided that RxElite would use its best efforts to appoint Dr. Gutman or his nominee as a member of the Board of Directors of RxElite.

RxElite and Dr. Gutman also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 4, 2008, pursuant to which RxElite granted Dr. Gutman certain registration rights with respect to the Gutman Shares. The Registration Rights Agreement permits Dr. Gutman, commencing on January 4, 2010, to demand up to two registrations (or more, under certain circumstances) of all of the Gutman Shares and any other securities that may be issued to Dr. Gutman or a Permitted Transferee by virtue of the Gutman Shares (collectively, the “Registrable Securities”). In addition to the demand registration rights described above, the Registration Rights Agreement also provides for “piggy-back” registration rights with respect to the Registrable Securities, commencing on January 4, 2010.

The foregoing is not a complete summary of the terms of the transactions described in this Item 3.02, and reference is made to the complete texts of the Gutman Agreement and the Registration Rights Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 4, 2008, by and between RxElite Israel Ltd. and FineTech Laboratories, Ltd.

10.1	Assignment & Non-Competition Agreement, dated as of January 4, 2008, by and between RxElite, Inc. and Dr. Arie Gutman

10.2	Registration Rights Agreement, dated as of January 4, 2008, by and between RxElite, Inc. and Dr. Arie Gutman

10.3	Employment Agreement, dated as of January 4, 2008, by and between RxElite, Inc. and Dr. Arie Gutman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: January 10, 2008	By:	/s/ Jonathan Houssian
Name: Jonathan Houssian
Title: President and Chief Executive Officer